SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report July 29, 2002

Commission file number 1-13740

BORDERS GROUP, INC.

(Exact name of registrant as specified in its charter)

Michigan	38-3294588
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Indentification No.)

100 Phoenix Drive, Ann Arbor, Michigan 48108
(Address of principal executive offices with zip code)

(734) 477-1100
(Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure/p>

On July 29, 2002, the Superior Court of California granted the plaintiffs’ motion for class certification in the action filed on behalf of current and former assistant managers in Borders stores in California alleging they were denied overtime compensation under California law. A description of the litigation is disclosed in the Company’s Form 10-K Report for the fiscal year ended January 27, 2002. The class certified consists of all individuals who worked as Assistant Managers in a Borders superstore in California at any time between April 10, 1996 and March 18, 2001. The class was further certified by the Court into the following subclasses: Assistant Manager–Merchandising; Assistant Manager-Inventory; Assistant Manager–Human Resources; Assistant Manager–Music; Assistant Manager–Training; Assistant Manager–Café. The Company intends to vigorously defend the action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

BORDERS GROUP, INC.
(Registrant)

Date: July 31, 2002	By: /s/ Edward W. Wilhelm
Edward W. Wilhelm
Senior Vice President and
Chief Financial Officer
(Principal Financial and
Accounting Officer)